                                   PROSPECTUS
                                OCTOBER   , 2001

[HOTCHKIS AND WILEY FUNDS LOGO]

HOTCHKIS AND WILEY LARGE CAP VALUE FUND
Seeks current income and long-term growth of income, as well as capital appreciation. The Fund invests primarily in common stocks of large cap U.S. companies.

HOTCHKIS AND WILEY MID-CAP VALUE FUND
Seeks capital appreciation. The Fund invests primarily in common stocks of mid-cap U.S. companies.

HOTCHKIS AND WILEY SMALL CAP VALUE FUND
Seeks capital appreciation. The Fund invests primarily in common stocks of small cap U.S. companies.

The Funds are separate portfolios of the Hotchkis and Wiley Funds.

This prospectus contains information you should know before investing, including information about risks. Please read it before you invest and keep it for future reference.

The Securities and Exchange Commission has not approved or disapproved these securities or the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Table of Contents

                                                             PAGE

FUND FACTS
-----------------------------------------------------------------

About the Funds.............................................    2
Risk/Return Bar Chart.......................................    5
Fees and Expenses...........................................    6

ABOUT THE DETAILS
-----------------------------------------------------------------

How the Funds Invest........................................   11
Investment Risks............................................   12
Statement of Additional Information.........................   14

ACCOUNT CHOICES
-----------------------------------------------------------------

Pricing of Shares...........................................   15
How to Buy, Sell, Transfer and Exchange Shares..............   20
How Shares are Priced.......................................   24
Dividends and Taxes.........................................   25

THE MANAGEMENT TEAM
-----------------------------------------------------------------

Management of the Funds.....................................   26

TO LEARN MORE
-----------------------------------------------------------------

Shareholder Reports....................................Back Cover
Statement of Additional Information....................Back Cover

                            HOTCHKIS AND WILEY FUNDS

Fund Facts
ABOUT THE FUNDS
--------------------------------------------------------------------------------

WHAT ARE THE FUNDS' INVESTMENT OBJECTIVES?

The Hotchkis and Wiley Large Cap Value Fund's ("Large Cap Value Fund") investment objective is current income and long-term growth of income, as well as capital appreciation.

The Hotchkis and Wiley Mid-Cap Value Fund's ("Mid-Cap Value Fund") investment objective is capital appreciation.

The Hotchkis and Wiley Small Cap Value Fund's ("Small Cap Value Fund") investment objective is capital appreciation.

WHAT ARE THE FUNDS' MAIN INVESTMENT STRATEGIES?

The Large Cap Value Fund normally invests at least 80% of its net assets plus borrowings for investment purposes in common stocks of large capitalization U.S. companies. Hotchkis and Wiley Capital Management, LLC (the "Advisor") currently considers large cap companies to be those with market capitalizations like those found in the Russell 1000 Index. The Large Cap Value Fund also invests in stocks with high cash dividends or payout yields relative to the market.

The Mid-Cap Value Fund normally invests at least 80% of its net assets plus borrowings for investment purposes in common stocks of mid capitalization U.S. companies. The Advisor currently considers mid-cap companies to be those with market capitalizations like those found in the Russell Midcap Index.

The Small Cap Value Fund normally invests at least 80% of its net assets plus borrowings for investment purposes in common stocks of small capitalization U.S. companies. The Advisor currently considers small cap companies to be those with market capitalizations of $3 billion or less.

Each Fund may purchase securities in initial public offerings ("IPOs").

VALUE INVESTING:

In investing the assets of each Fund, the Advisor follows a value style. This means that the Advisor buys stocks that it believes are currently undervalued by the market and thus have a lower price than their true worth. Value characteristics normally include:

      - low PRICE-TO-EARNINGS RATIO relative to the market

      - low PRICE-TO-BOOK VALUE RATIO relative to the market

The different Funds emphasize these characteristics in different degrees depending on investment objective and market capitalization focus.

In most equity markets, a large number of stocks are "mispriced" by investors due to emotional decisions or limited Wall Street coverage. Stocks may be "undervalued" because they are part of an industry that is out of favor with investors generally. Even in those industries, though, individual companies may have high rates of growth of earnings and be financially sound. At the same time, the price of their common stock may be depressed because investors associate the companies with their industries. The portfolio managers exploit these inefficiencies by employing a disciplined bottom-up, value-oriented investment style with an emphasis on internally generated fundamental research. The investment process is

 2                          HOTCHKIS AND WILEY FUNDS

Fund Facts

designed to expose the Funds to value factors which the portfolio managers believe will lead to attractive risk-adjusted returns.

WHAT ARE THE MAIN RISKS OF INVESTING IN THE FUNDS?

All Funds. As with any mutual fund, the value of a Fund's investments, and therefore the value of Fund shares, may go down. These changes may occur because a particular stock or stock market in which a Fund invests is falling. Also, Fund management may select securities which underperform the stock market or other funds with similar investment objectives and investment strategies. Securities purchased in IPOs may not be available in sufficient quantity to affect a Fund's performance, may be subject to greater and more unpredictable price changes than more established stocks and may produce losses. If the value of a Fund's investments goes down, you may lose money. We cannot guarantee that a Fund will achieve its investment objective.

The Funds' value discipline sometimes prevents or limits investments in stocks that are in well-known indexes, like the S&P 500 Index, the Russell 1000 Index, the Russell Midcap Index or the Russell 2000 Index. Also, the returns of the Large Cap Value Fund, the Mid-Cap Value Fund and the Small Cap Value Fund will not necessarily be similar to the returns of the S&P 500 Index or the Russell 1000 Index, the Russell Midcap Index or the Russell 2000 Index, respectively.

Mid-Cap Value Fund and Small Cap Value Fund. Generally, the stock prices of small and mid-size companies vary more than the stock prices of large companies and may present above average risk. Securities of small and mid cap companies generally trade in lower volumes and are subject to greater and more unpredictable price changes than larger cap securities or the stock market as a whole. Investing in securities of small or mid cap companies requires a long-term view.

All Funds. An investment in a Fund is not a bank deposit and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

See "Investment Risks" for more information about the risks associated with each Fund.

WHO SHOULD INVEST?

The Large Cap Value Fund may be an appropriate investment for you if you:

      - Are seeking current income and long-term growth of income, as well as capital appreciation, and can withstand the share price volatility of equity investing.

      - Are seeking a diversified portfolio of equity securities.

      - Want a professionally managed and diversified portfolio.

      - Are willing to accept the risk that the value of your investment may decline in order to seek current income and long-term growth of income, as well as capital appreciation.

      - Are prepared to receive taxable dividends.

                            HOTCHKIS AND WILEY FUNDS                           3

Fund Facts

The Mid-Cap Value Fund may be an appropriate investment for you if you:

      - Are seeking capital appreciation and can withstand the share price volatility of equity investing.

      - Are seeking to diversify a portfolio of equity securities to include stocks with market capitalizations like those found in the Russell Midcap Index.

      - Want a professionally managed and diversified portfolio.

      - Are willing to accept the risk that the value of your investment may decline in order to seek capital appreciation.

      - Are not looking for current income.

      - Are prepared to receive taxable dividends.

The Small Cap Value Fund may be an appropriate investment for you if you:

      - Are seeking capital appreciation and can withstand the share price volatility of equity investing.

      - Are seeking to diversify a portfolio of equity securities to include small capitalization stocks.

      - Want a professionally managed and diversified portfolio.

      - Are willing to accept the risk that the value of your investment may decline in order to seek capital appreciation.

      - Are not looking for current income.

      - Are prepared to receive taxable dividends.

 4                          HOTCHKIS AND WILEY FUNDS

Fund Facts

RISK/RETURN BAR CHART
--------------------------------------------------------------------------------

No performance information is provided because the Funds had not commenced investment operations as of the date of this prospectus. The Funds were organized to acquire the assets and liabilities of the Mercury HW Large Cap Value Fund, the Mercury HW Mid-Cap Value Fund and the Mercury HW Small Cap Value Fund (the "Mercury HW Funds"). If shareholders of the Mercury HW Funds approve those reorganizations, the Funds will assume the historical performance of their corresponding Mercury HW Fund upon consummation of those reorganizations.

                            HOTCHKIS AND WILEY FUNDS                           5

Fund Facts

FEES AND EXPENSES
--------------------------------------------------------------------------------

The Funds offer four different classes of shares. Although your money will be invested the same way no matter which class of shares you buy, there are differences among the fees and expenses associated with each class. Not everyone is eligible to buy every class. After determining which classes you are eligible to buy, decide which class best suits your needs. Your financial consultant, selected securities dealer or other financial intermediary can help you with this decision.

THESE TABLES SHOW THE DIFFERENT FEES AND EXPENSES THAT YOU MAY PAY IF YOU BUY AND HOLD THE DIFFERENT CLASSES OF SHARES OF A FUND. FUTURE EXPENSES MAY BE GREATER OR LESS THAN THOSE INDICATED BELOW.

LARGE CAP VALUE FUND

SHAREHOLDER FEES (FEES PAID DIRECTLY FROM YOUR INVESTMENT)(a):       CLASS I       CLASS A       CLASS B(b)      CLASS C
-------------------------------------------------------------------------------------------------------------------------
Maximum Sales Charge (Load) imposed on purchases (as a
percentage of offering price)                                        None          5.25%(c)      None            None
-------------------------------------------------------------------------------------------------------------------------
Maximum Deferred Sales Charge (Load) (as a percentage of
original purchase price or redemption proceeds, whichever is
lower)                                                               None          None(d)       5.00%(c)        1.00%(c)
-------------------------------------------------------------------------------------------------------------------------
Maximum Sales Charge (Load) imposed on Dividend Reinvestments        None          None          None            None
-------------------------------------------------------------------------------------------------------------------------
Redemption Fee                                                       None          None          None            None
-------------------------------------------------------------------------------------------------------------------------
Exchange Fee                                                         None          None          None            None
-------------------------------------------------------------------------------------------------------------------------
ANNUAL FUND OPERATING EXPENSES (EXPENSES THAT ARE DEDUCTED
FROM THE FUND'S TOTAL ASSETS):
-------------------------------------------------------------------------------------------------------------------------
MANAGEMENT FEES(e)                                                   0.75%         0.75%         0.75%           0.75%
-------------------------------------------------------------------------------------------------------------------------
DISTRIBUTION AND/OR SERVICE (12b-1) FEES(f)                          None          0.25%         1.00%           1.00%
-------------------------------------------------------------------------------------------------------------------------
Other Expenses (including transfer agency fees)                      0.70%         0.70%         0.70%           0.70%
-------------------------------------------------------------------------------------------------------------------------
TOTAL ANNUAL FUND OPERATING EXPENSES                                 1.45%         1.70%         2.45%           2.45%
-------------------------------------------------------------------------------------------------------------------------
Fee Waiver and/or Expense Reimbursement(e)                           0.40%         0.40%         0.40%           0.40%
-------------------------------------------------------------------------------------------------------------------------
NET ANNUAL FUND OPERATING EXPENSES(e)                                1.05%         1.30%         2.05%           2.05%
-------------------------------------------------------------------------------------------------------------------------

(a) Certain securities dealers or other financial intermediaries may charge a fee to process a purchase or sale of shares.
     See "How to Buy, Sell, Transfer and Exchange Shares."
(b) Class B shares automatically convert to Class A shares about seven years after you buy them and will no longer be subject to distribution fees.
(c) Some investors may qualify for reductions in the sales charge (load).
(d) You may pay a deferred sales charge if you purchase $1 million or more and you redeem within one year.
(e) The Advisor has contractually agreed to waive management fees and/or reimburse expenses through June 30, 2002, as shown in the table. The net annual operating expenses reflect the Advisor's estimate of expenses that will actually be incurred during the Fund's current fiscal year.
(f)  The Fund calls the "Service Fee" an "Account Maintenance
     Fee." Account Maintenance Fee is the term used elsewhere in this prospectus and in all other Fund materials. If you hold
     Class B or Class C shares over time, it may cost you more in distribution (12b-1) fees than the maximum sales charge that you would have paid if you had bought one of the other classes.

 6                          HOTCHKIS AND WILEY FUNDS

Fund Facts

MID-CAP VALUE FUND

SHAREHOLDER FEES (FEES PAID DIRECTLY FROM YOUR INVESTMENT)(a):  CLASS I        CLASS A       CLASS B(b)      CLASS C
---------------------------------------------------------------------------------------------------------------------
Maximum Sales Charge (Load) imposed on purchases (as a
percentage of offering price)                                   None           5.25%(c)      None            None
---------------------------------------------------------------------------------------------------------------------
Maximum Deferred Sales Charge (Load) (as a percentage of
original purchase price or redemption proceeds, whichever is
lower)                                                          None           None(d)       5.00%(c)        1.00%(c)
---------------------------------------------------------------------------------------------------------------------
Maximum Sales Charge (Load) imposed on Dividend Reinvestments   None           None          None            None
---------------------------------------------------------------------------------------------------------------------
Redemption Fee                                                  None           None          None            None
---------------------------------------------------------------------------------------------------------------------
Exchange Fee                                                    None           None          None            None
---------------------------------------------------------------------------------------------------------------------
ANNUAL FUND OPERATING EXPENSES (EXPENSES THAT ARE DEDUCTED
FROM THE FUND'S TOTAL ASSETS):
---------------------------------------------------------------------------------------------------------------------
MANAGEMENT FEES(e)                                              0.75%          0.75%         0.75%           0.75%
---------------------------------------------------------------------------------------------------------------------
DISTRIBUTION AND/OR SERVICE (12b-1) FEES(f)                     None           0.25%         1.00%           1.00%
---------------------------------------------------------------------------------------------------------------------
Other Expenses (including transfer agency fees)                 0.73%          0.73%         0.73%           0.73%
---------------------------------------------------------------------------------------------------------------------
TOTAL ANNUAL FUND OPERATING EXPENSES                            1.48%          1.73%         2.48%           2.48%
---------------------------------------------------------------------------------------------------------------------
Fee Waiver and/or Expense Reimbursement(e)                      0.33%          0.33%         0.33%           0.33%
---------------------------------------------------------------------------------------------------------------------
NET ANNUAL FUND OPERATING EXPENSES(e)                           1.15%          1.40%         2.15%           2.15%
---------------------------------------------------------------------------------------------------------------------

(a) Certain securities dealers or other financial intermediaries may charge a fee to process a purchase or sale of shares.
     See "How to Buy, Sell, Transfer and Exchange Shares."
(b) Class B shares automatically convert to Class A shares about seven years after you buy them and will no longer be subject to distribution fees.
(c) Some investors may qualify for reductions in the sales charge (load).
(d) You may pay a deferred sales charge if you purchase $1 million or more and you redeem within one year.
(e) The Advisor has contractually agreed to waive management fees and/or reimburse expenses through June 30, 2002, as shown in the table. The net annual operating expenses reflect the Advisor's estimate of expenses that will actually be incurred during the Fund's current fiscal year.
(f)  The Fund calls the "Service Fee" an "Account Maintenance
     Fee." Account Maintenance Fee is the term used elsewhere in this prospectus and in all other Fund materials. If you hold
     Class B or Class C shares over time, it may cost you more in distribution (12b-1) fees than the maximum sales charge that you would have paid if you had bought one of the other classes.

                            HOTCHKIS AND WILEY FUNDS                           7

Fund Facts

SMALL CAP VALUE FUND

SHAREHOLDER FEES (FEES PAID DIRECTLY FROM YOUR INVESTMENT)(a):       CLASS I       CLASS A       CLASS B(b)      CLASS C
-------------------------------------------------------------------------------------------------------------------------
Maximum Sales Charge (Load) imposed on purchases (as a
percentage of offering price)                                        None          5.25%(c)      None            None
-------------------------------------------------------------------------------------------------------------------------
Maximum Deferred Sales Charge (Load) (as a percentage of
original purchase price or redemption proceeds, whichever is
lower)                                                               None          None(d)       5.00%(c)        1.00%(c)
-------------------------------------------------------------------------------------------------------------------------
Maximum Sales Charge (Load) imposed on Dividend Reinvestments        None          None          None            None
-------------------------------------------------------------------------------------------------------------------------
Redemption Fee                                                       None          2.00%(e)      None            None
-------------------------------------------------------------------------------------------------------------------------
Exchange Fee                                                         None          None          None            None
-------------------------------------------------------------------------------------------------------------------------
ANNUAL FUND OPERATING EXPENSES (EXPENSES THAT ARE DEDUCTED
FROM THE FUND'S TOTAL ASSETS):
-------------------------------------------------------------------------------------------------------------------------
MANAGEMENT FEES(f)                                                   0.75%         0.75%         0.75%           0.75%
-------------------------------------------------------------------------------------------------------------------------
DISTRIBUTION AND/OR SERVICE (12b-1) FEES(g)                          None          0.25%         1.00%           1.00%
-------------------------------------------------------------------------------------------------------------------------
Other Expenses (including transfer agency fees)                      0.77%         0.77%         0.77%           0.77%
-------------------------------------------------------------------------------------------------------------------------
TOTAL ANNUAL FUND OPERATING EXPENSES                                 1.52%         1.77%         2.52%           2.52%
-------------------------------------------------------------------------------------------------------------------------
Fee Waiver and/or Expense Reimbursement(f)                           0.27%         0.27%         0.27%           0.27%
-------------------------------------------------------------------------------------------------------------------------
NET ANNUAL FUND OPERATING EXPENSES(f)                                1.25%         1.50%         2.25%           2.25%
-------------------------------------------------------------------------------------------------------------------------

(a) Certain securities dealers or other financial intermediaries may charge a fee to process a purchase or sale of shares.
     See "How to Buy, Sell, Transfer and Exchange Shares."
(b) Class B shares automatically convert to Class A shares about seven years after you buy them and will no longer be subject to distribution fees.
(c) Some investors may qualify for reductions in the sales charge (load).
(d) You may pay a deferred sales charge if you purchase $1 million or more and you redeem within one year.
(e) For redemptions of Small Cap Value Fund Class A shares made within 180 days of purchase.
(f) The Advisor has contractually agreed to waive management fees and/or reimburse expenses through June 30, 2002, as shown in the table. The net annual operating expenses reflect the Advisor's estimate of expenses that will actually be incurred during the Fund's current fiscal year.
(g)  The Fund calls the "Service Fee" an "Account Maintenance
     Fee." Account Maintenance Fee is the term used elsewhere in this prospectus and in all other Fund materials. If you hold
     Class B or Class C shares over time, it may cost you more in distribution (12b-1) fees than the maximum sales charge that you would have paid if you had bought one of the other classes.

 8                          HOTCHKIS AND WILEY FUNDS

Fund Facts

EXAMPLES:

These examples are intended to help you compare the cost of investing in the Funds with the cost of investing in other mutual funds.

These examples assume that you invest $10,000 in a Fund for the time periods indicated, that your investment has a 5% return each year, that you pay the sales charges, if any, that apply to that particular class and that the Funds' operating expenses remain the same except for the expense reimbursement in effect for the first year. This assumption is not meant to indicate you will receive a 5% annual rate of return. Your annual return may be more or less than the 5% used in these examples. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:

LARGE CAP VALUE FUND

Expenses if you did redeem your shares:

                                                               CLASS I           CLASS A           CLASS B           CLASS C
-----------------------------------------------------------------------------------------------------------------------------
 ONE YEAR                                                       $107              $650             $  708             $308
-----------------------------------------------------------------------------------------------------------------------------
 THREE YEARS                                                    $419              $996             $1,025             $725
-----------------------------------------------------------------------------------------------------------------------------

Expenses if you did not redeem your shares:

                                                               CLASS I           CLASS A           CLASS B           CLASS C
-----------------------------------------------------------------------------------------------------------------------------
 ONE YEAR                                                       $107              $650              $208              $208
-----------------------------------------------------------------------------------------------------------------------------
 THREE YEARS                                                    $419              $996              $725              $725
-----------------------------------------------------------------------------------------------------------------------------

                            HOTCHKIS AND WILEY FUNDS                           9

Fund Facts

MID-CAP VALUE FUND

Expenses if you did redeem your shares:

                                                               CLASS I           CLASS A           CLASS B           CLASS C
-----------------------------------------------------------------------------------------------------------------------------
 ONE YEAR                                                       $117             $  660            $  718             $318
-----------------------------------------------------------------------------------------------------------------------------
 THREE YEARS                                                    $436             $1,011            $1,041             $741
-----------------------------------------------------------------------------------------------------------------------------

Expenses if you did not redeem your shares:

                                                               CLASS I           CLASS A           CLASS B           CLASS C
-----------------------------------------------------------------------------------------------------------------------------
 ONE YEAR                                                       $117             $  660            $  218             $218
-----------------------------------------------------------------------------------------------------------------------------
 THREE YEARS                                                    $436             $1,011            $  741              741
-----------------------------------------------------------------------------------------------------------------------------

SMALL CAP VALUE FUND

Expenses if you did redeem your shares:

                                                               CLASS I           CLASS A           CLASS B           CLASS C
-----------------------------------------------------------------------------------------------------------------------------
 ONE YEAR                                                       $127             $  670            $  728             $328
-----------------------------------------------------------------------------------------------------------------------------
 THREE YEARS                                                    $454             $1,028            $1,059             $759
-----------------------------------------------------------------------------------------------------------------------------

Expenses if you did not redeem your shares:

                                                               CLASS I           CLASS A           CLASS B           CLASS C
-----------------------------------------------------------------------------------------------------------------------------
 ONE YEAR                                                       $127             $  670            $  228             $228
-----------------------------------------------------------------------------------------------------------------------------
 THREE YEARS                                                    $454             $1,028            $  759             $759
-----------------------------------------------------------------------------------------------------------------------------

 10                         HOTCHKIS AND WILEY FUNDS

About the Details
HOW THE FUNDS INVEST
--------------------------------------------------------------------------------

LARGE CAP VALUE FUND

The Large Cap Value Fund's investment objective is current income and long-term growth of income, as well as capital appreciation.

The Large Cap Value Fund invests at least 80% of its net assets plus borrowings for investment purposes in common stocks of large cap U.S. companies under normal circumstances. We currently consider large cap companies to be those with market capitalizations like those found in the Russell 1000 Index. The market capitalization range of the Index changes constantly, but as of June 30, 2001, the range was from $730 million to $484,240 million. Market capitalization is measured at the time of initial purchase. Some of these securities may be purchased in IPOs. Normally, the Fund invests at least 80% of its net assets in stocks that have a high cash dividend or payout yield relative to the market. Payout yield is defined as dividend yield plus net share repurchases.

In addition to these principal investments the Fund can invest up to 20% of its total assets in foreign securities. It also may invest in stocks that don't pay dividends, but have growth potential unrecognized by the market or changes in business or management that indicate growth potential.

MID-CAP VALUE FUND

The Mid-Cap Value Fund's investment objective is capital appreciation.

The Mid-Cap Value Fund invests at least 80% of its net assets plus borrowings for investment purposes in common stocks of mid cap U.S. companies under normal circumstances. We currently consider mid cap companies to be those with market capitalizations like those found in the Russell Midcap Index. The market capitalization range of the Index changes constantly, but as of June 30, 2001, the range was from $730 million to $13,300 million. Market capitalization is measured at the time of initial purchase. Some of these securities may be purchased in IPOs.

In addition to these principal investments, the Fund can invest up to 20% of its total assets in foreign securities.

SMALL CAP VALUE FUND

The Small Cap Value Fund's investment objective is capital appreciation.

The Small Cap Value Fund invests at least 80% of its net assets plus borrowings for investment purposes in common stocks of small cap U.S. companies under normal circumstances. We currently consider small cap companies to be those with market capitalizations of $3 billion or less. Market capitalization is measured at the time of initial purchase. Some of these securities may be purchased in IPOs.

In addition to these principal investments, the Fund can invest up to 20% of its total assets in foreign securities.

                            HOTCHKIS AND WILEY FUNDS                          11

About the Details

Each Fund will provide 60 days' prior written notice to shareholders of a change in the Fund's non-fundamental policy of investing at least 80% of its net assets plus borrowings for investment purposes in the type of investments suggested by the Fund's name.

MONEY MARKET INVESTMENTS

To meet redemptions and when waiting to invest cash receipts, the Funds may invest in short-term, investment grade bonds, money market mutual funds and other money market instruments.

TEMPORARY DEFENSIVE INVESTMENTS

A Fund temporarily can invest up to 100% of its assets in short-term, investment grade bonds and other money market instruments in response to adverse market, economic or political conditions. A Fund may not achieve its objective using this type of investing.

INVESTMENT RISKS
--------------------------------------------------------------------------------

This section contains a summary discussion of the general risks of investing in a Fund. As with any mutual fund, there can be no guarantee that a Fund will meet its goals or that the Fund's performance will be positive for any period of time.

Each Fund's principal risks are listed below:

MARKET AND SELECTION RISK

Market risk is the risk that the stock or bond market will go down in value, including the possibility that the market will go down sharply and unpredictably. Selection risk is the risk that the investments that Fund management selects will underperform the market or other funds with similar investment objectives and investment strategies. These risks apply to all of the Funds.

INITIAL PUBLIC OFFERING RISKS

The volume of IPOs and the levels at which the newly issued stocks trade in the secondary market are affected by the performance of the stock market overall. If IPOs are brought to the market, availability may be limited and a Fund may not be able to buy any shares at the offering price, or if it is able to buy shares, it may not be able to buy as many shares at the offering price as it would like. In addition, the prices of securities involved in IPOs are often subject to greater and more unpredictable price changes than more established stocks.

The Mid-Cap Value Fund and Small Cap Value Fund also are subject to the following principal risk:

RISKS OF INVESTING IN SMALL AND MID-SIZE COMPANIES

The Mid-Cap Value Fund and Small Cap Value Fund invest in the securities of small and mid cap companies. Investment in small and mid cap companies involves more risk than investing in larger, more established companies. Small and mid cap companies may have limited product lines or markets. They may be less financially secure than larger, more established companies. They may depend on a small number of key personnel. If a product fails, or if management changes, or there are other adverse developments, a Fund's investment in a small cap or mid cap company may lose substantial value.

 12                         HOTCHKIS AND WILEY FUNDS

About the Details

All of the Funds also may be subject to the following risks:

FOREIGN MARKET RISK

Each Fund may invest up to 20% of its total assets in securities of companies located in foreign countries, including American Depositary Receipts. American Depositary Receipts are receipts typically issued by an American bank or trust company that show evidence of underlying securities issued by a foreign corporation. Foreign investments involve special risks not present in U.S. investments that can increase the chances that a Fund will lose money. In particular, investments in foreign securities involve the following risks, which are generally greater for investments in emerging markets:

      - The economies of some foreign markets often do not compare favorably with that of the U.S. in areas such as growth of gross national product, reinvestment of capital, resources, and balance of payments. Some of these economies may rely heavily on particular industries or foreign capital. They may be more vulnerable to adverse diplomatic developments, the imposition of economic sanctions against a particular country or countries, changes in international trading patterns, trade barriers and other protectionist or retaliatory measures.

      - Investments in foreign markets may be adversely affected by governmental actions such as the imposition of capital controls, nationalization of companies or industries, expropriation of assets or the imposition of punitive taxes.

      - The governments of certain countries may prohibit or impose substantial restrictions on foreign investing in their capital markets or in certain industries. Any of these actions could severely affect security prices. They could also impair a Fund's ability to purchase or sell foreign securities or transfer its assets or income back into the U.S., or otherwise adversely affect the Fund's operations.

      - Other foreign market risks include foreign exchange controls, difficulties in pricing securities, defaults on foreign government securities, difficulties in enforcing favorable legal judgments in foreign courts and political and social instability. Legal remedies available to investors in some foreign countries may be less extensive than those available to investors in the U.S.

      - Prices of foreign securities may go up and down more than prices of securities traded in the U.S.

      - Foreign markets may have different clearance and settlement procedures. In certain markets, settlements may be unable to keep pace with the volume of securities transactions. If this occurs, settlement may be delayed and the Fund's assets may be uninvested and not earning returns. The Fund also may miss investment opportunities or be unable to sell an investment because of these delays.

      - The value of the Fund's foreign holdings (and hedging transactions in foreign currencies) will be affected by changes in currency exchange rates.

      - The costs of foreign securities transactions tend to be higher than those of U.S. transactions.

PORTFOLIO TURNOVER

At times a Fund (particularly the Mid-Cap Value Fund or the Small Cap Value
Fund) may purchase securities for short-term profits, which may result in a high portfolio turnover rate. A high portfolio turnover rate involves certain tax consequences and correspondingly greater transaction costs in the form of dealer spreads and brokerage commissions, which are borne by the Fund and may adversely affect performance.

                            HOTCHKIS AND WILEY FUNDS                          13

About the Details

CONVERTIBLE SECURITIES

Convertibles are generally bonds or preferred stocks that may be converted into common stock. Convertibles typically pay current income, as either interest (bond convertibles) or dividends (preferred stocks). A convertible's value usually reflects both the stream of current income payments and the value of the underlying common stock. The market value of a convertible performs like regular bonds; that is, if market interest rates rise, the value of a convertible usually falls. Since it is convertible into common stock, the convertible also has the same types of market and issuer risk as the underlying common stock.

DEBT SECURITIES

Debt securities, such as bonds, involve credit risk, which is the risk that the borrower will not make timely payments of principal and interest. The degree of credit risk depends on the issuer's financial condition and on the terms of the bonds. These securities are also subject to interest rate risk, which is the risk that the value of the security may fall when interest rates rise. In general, the market price of debt securities with longer maturities will go up or down more in response to changes in interest rates than shorter-term securities.

DERIVATIVES

The Funds also may use "derivatives." Derivatives are financial instruments, like futures, forwards, swap agreements and options, the values of which are derived from other securities, commodities (such as gold or oil) or indexes (such as the S&P 500 Index). Derivatives may allow a Fund to increase or decrease its level of risk exposure more quickly and efficiently than transactions in other types of instruments. If a Fund invests in derivatives, the investments may not be effective as a hedge against price movements and can limit potential for growth in the value of an interest in a Fund. Derivatives are volatile and involve significant risks, including:

      - Leverage Risk -- Leverage risk is the risk associated with certain types of investments or trading strategies that relatively small market movements may result in large changes in the value of an investment. Certain investments or trading strategies that involve leverage can result in losses that greatly exceed the amount originally invested.

      - Credit Risk -- Credit risk is the risk that the counterparty on a derivative transaction will be unable to honor its financial obligation to a Fund.

      - Currency Risk -- Currency risk is the risk that changes in the exchange rate between two currencies will adversely affect the value (in U.S. dollar terms) of an investment.

      - Liquidity Risk -- Liquidity risk is the risk that certain securities may be difficult or impossible to sell at the time that the seller would like or at the price that the seller believes the security is currently worth.



      STATEMENT OF ADDITIONAL INFORMATION
--------------------------------------------------------------------------------

If you would like further information about the Funds, including how they invest, please see the Statement of Additional Information.

 14                         HOTCHKIS AND WILEY FUNDS

Account Choices
PRICING OF SHARES
--------------------------------------------------------------------------------

Each Fund offers four classes of shares, each with its own sales charge and expense structure, allowing you to invest in the way that best suits your needs. Each share class represents an ownership interest in the same investment portfolio as the other classes of shares of that Fund. When you choose your class of shares, you should consider the size of your investment and how long you plan to hold your shares. Your financial consultant or other financial intermediary can help you determine which share class is best suited to your personal financial goals.

The Funds' shares are distributed by Stephens Inc. (the "Distributor").

For example, if you select Class A shares, you generally pay the Distributor a sales charge at the time of purchase. If you buy Class A shares, you also pay out of Fund assets an ongoing account maintenance fee of 0.25%. You may be eligible for a sales charge reduction or waiver. Because account maintenance fees are paid out of Fund assets on an ongoing basis, over time these fees increase the cost of your investment and may cost more than paying other types of sales charges.

If you select Class B or C shares, you will invest the full amount of your purchase price, but you will be subject to a distribution fee of 0.75% and an account maintenance fee of 0.25%. Because these fees are paid out of a Fund's assets on an ongoing basis, over time these fees increase the cost of your investment and may cost you more than paying other types of sales charges. In addition, you may be subject to a deferred sales charge when you sell Class B or Class C shares.

Certain financial intermediaries may charge you additional fees in connection with transactions in Fund shares. The Advisor, the Distributor or their affiliates may make payments out of their own resources to securities dealers and other financial intermediaries for providing services intended to result in the sale of Fund shares or for shareholder servicing activities.

                            HOTCHKIS AND WILEY FUNDS                          15

Account Choices

To better understand the pricing of each class of the Funds' shares, we have summarized the information below:

                                    CLASS I                          CLASS A                          CLASS B
----------------------------------------------------------------------------------------------------------------------
Availability               LIMITED TO CERTAIN             GENERALLY AVAILABLE THROUGH         GENERALLY AVAILABLE
                           INVESTORS INCLUDING:           SELECTED SECURITIES DEALERS         THROUGH SELECTED
                           - Current Class I              AND OTHER FINANCIAL                 SECURITIES DEALERS AND
                             beneficial shareholders      INTERMEDIARIES.                     OTHER FINANCIAL
                             of the Mercury HW                                                INTERMEDIARIES.
                             Funds.
                           - Omnibus accounts of
                             intermediaries that do
                             not require the Fund or
                             Advisor to pay an
                             administration or
                             service fee, subject to
                             investment minimums.
                           - Certain investors
                             participating in
                             transaction fee
                             programs, subject to
                             investment minimums.
                           - Employees of the
                             Advisor and its
                             affiliates and their
                             families.
                           - Investors investing at
                             least $1 million.
----------------------------------------------------------------------------------------------------------------------
Initial Sales Charge?      NO.                            YES. PAYABLE AT TIME OF             NO. ENTIRE PURCHASE
                                                          PURCHASE. LOWER SALES CHARGES       PRICE IS INVESTED IN
                                                          AVAILABLE OR WAIVED FOR             SHARES OF THE FUND.
                                                          CERTAIN INVESTMENTS.
----------------------------------------------------------------------------------------------------------------------
Deferred Sales             NO.                            NO. (MAY BE CHARGED FOR             YES. PAYABLE IF YOU
Charge?                                                   PURCHASES OVER $1 MILLION THAT      REDEEM WITHIN SIX YEARS
                                                          ARE REDEEMED WITHIN ONE YEAR.)      OF PURCHASE.
----------------------------------------------------------------------------------------------------------------------
Redemption Fee?            NO.                            2% IF YOU REDEEM WITHIN 180         NO.
                                                          DAYS OF PURCHASE (SMALL CAP
                                                          VALUE FUND ONLY).
----------------------------------------------------------------------------------------------------------------------
Account Maintenance        NO.                            0.25% ACCOUNT                       0.25% ACCOUNT
and Distribution                                          MAINTENANCE FEE                     MAINTENANCE FEE
Fees?                                                     NO DISTRIBUTION FEE.                0.75% DISTRIBUTION FEE.
----------------------------------------------------------------------------------------------------------------------
Conversion to Class A      NO.                            NO.                                 YES, AUTOMATICALLY AFTER
shares?                                                                                       APPROXIMATELY SEVEN
                                                                                              YEARS.
----------------------------------------------------------------------------------------------------------------------

                                CLASS C
Availability           GENERALLY AVAILABLE
                       THROUGH SELECTED
                       SECURITIES DEALERS AND
                       OTHER FINANCIAL
                       INTERMEDIARIES.
--------------------------------------------------------------------------
Initial Sales Charge?  NO. ENTIRE PURCHASE PRICE
                       IS INVESTED IN SHARES OF
                       THE FUND.
----------------------------------------------------------------------------------------------------
Deferred Sales         YES. PAYABLE IF YOU
Charge?                REDEEM WITHIN ONE YEAR OF
                       PURCHASE.
----------------------------------------------------------------------------------------------------------------------
Redemption Fee?        NO.
----------------------------------------------------------------------------------------------------------------------
Account Maintenance    0.25% ACCOUNT
and Distribution       MAINTENANCE FEE
Fees?                  0.75% DISTRIBUTION FEE.
----------------------------------------------------------------------------------------------------------------------
Conversion to Class A  NO.
shares?
----------------------------------------------------------------------------------------------------------------------

 16                         HOTCHKIS AND WILEY FUNDS

Account Choices

CLASS I SHARES -- ELIGIBILITY

Investors may purchase Class I shares of the Funds at net asset value without a sales charge or other fee. Class I shares are offered primarily for direct investments by investors such as pension and profit-sharing plans, employee benefit trusts, endowments, foundations, corporations and high net worth individuals. Class I shares may also be offered through certain financial intermediaries that charge their customers transaction or other distribution or service fees with respect to their customers' investments in the Funds.

Generally, if pension and profit-sharing plans, employee benefit trusts and employee benefit plan alliances and "wrap account" or "managed fund" programs established with broker-dealers or financial intermediaries maintain an omnibus or pooled account for a Fund and do not require a Fund or the Advisor to pay an administrative or service fee, they may purchase Class I shares, subject to investment minimums.

The minimum initial investment for Class I shares is $1 million, except that the minimum initial investment for registered investment advisers purchasing shares for their clients through transaction fee programs is $250,000 per Fund.

Employees of the Advisor and its affiliates and their families, employee benefit plans sponsored by the Advisor, Trustees of the Hotchkis and Wiley Funds, Class I beneficial shareholders as of February 4, 2002 and institutional clients of the Advisor are eligible to purchase Class I shares with no minimum initial investment.

CLASS A SHARES

If you select Class A shares, you will pay a sales charge at the time of purchase as shown in the following table. Securities dealers' compensation will be as shown in the last column.

                                                                           DEALER
                                                                        COMPENSATION
                                AS A % OF            AS A % OF            AS A % OF
     YOUR INVESTMENT         OFFERING PRICE      YOUR INVESTMENT*      OFFERING PRICE
---------------------------------------------------------------------------------------
 LESS THAN $25,000                5.25%                5.54%                5.00%
---------------------------------------------------------------------------------------
 $25,000 BUT LESS THAN
 $50,000                          4.75%                4.99%                4.50%
---------------------------------------------------------------------------------------
 $50,000 BUT LESS THAN
 $100,000                         4.00%                4.17%                3.75%
---------------------------------------------------------------------------------------
 $100,000 BUT LESS THAN
 $250,000                         3.00%                3.09%                2.75%
---------------------------------------------------------------------------------------
 $250,000 BUT LESS THAN
 $1,000,000                       2.00%                2.04%                1.80%
---------------------------------------------------------------------------------------
 $1,000,000 AND OVER**            0.00%                0.00%                0.00%
---------------------------------------------------------------------------------------

 *Rounded to the nearest one-hundredth percent.
**If you invest $1,000,000 or more in Class A shares, you may not pay an initial sales charge. In that case, the Advisor compensates the selling dealer or other financial intermediary from its own resources. If you redeem your shares within one year after purchase, you may be charged a deferred sales charge. This charge is 1.00% of the lesser of the original cost of the shares being redeemed or your redemption proceeds.

No initial sales charge applies to shares that you buy through reinvestment of dividends.

                            HOTCHKIS AND WILEY FUNDS                          17

Account Choices

A reduced or waived sales charge on a purchase of Class A shares may apply for:

      - Purchases under a RIGHT OF ACCUMULATION or LETTER OF INTENT
      - Certain programs of selected securities dealers and other financial intermediaries that have an agreement with the Distributor or its affiliates

A Right of Accumulation permits you to pay the sales charge applicable to the cost or value (whichever is higher) of all shares you own in the Funds. A Letter of Intent permits you to pay the sales charge that would be applicable if you add up all shares of the Funds that you agree to buy within a 13 month period. Certain restrictions apply.

If you redeem Class A shares and within 30 days buy new shares of the same class, you will not pay a sales charge on the new purchase amount. The amount eligible for this "Reinstatement Privilege" may not exceed the amount of your redemption proceeds. To exercise the privilege, contact your financial consultant, selected securities dealer, other financial intermediary or the Funds' Transfer Agent at 1-877-874-0800.

CLASS B AND C SHARES

If you select Class B or Class C shares, you do not pay an initial sales charge at the time of purchase. However, if you redeem your Class B shares within six years after purchase or Class C shares within one year after purchase, you may be required to pay a deferred sales charge. You will also pay distribution fees of 0.75% and account maintenance fees of 0.25% each year under a distribution plan that the Funds have adopted under Rule 12b-1 under the Investment Company Act of 1940. Because these fees are paid out of the Fund's assets on an ongoing basis, over time these fees increase the cost of your investment and may cost you more than paying other types of sales charges. The Distributor uses the money that it receives from the deferred sales charges and the distribution fees to cover the costs of marketing, advertising and compensating the financial consultant, selected securities dealer or other financial intermediary who assists you in purchasing Fund shares. The account maintenance fees pay for personal services and the maintenance of shareholder accounts.

For purposes of computing any deferred sales charge that may be payable upon disposition of Class B or C shares of the Mid-Cap Value Fund, your holding period of Class B or C shares of the Mercury HW Mid-Cap Value Fund will be added to your holding period of those shares of the Mid-Cap Value Fund.

 18                         HOTCHKIS AND WILEY FUNDS

Account Choices

CLASS B SHARES

If you redeem Class B shares within six years after purchase, you may be charged a deferred sales charge. The amount of the charge gradually decreases as you hold your shares over time, according to the following schedule:

  YEAR SINCE PURCHASE      SALES CHARGE*
------------------------------------------
 0 - 1                         5.00%
------------------------------------------
 1 - 2                         4.00%
------------------------------------------
 2 - 3                         3.00%
------------------------------------------
 3 - 4                         3.00%
------------------------------------------
 4 - 5                         2.00%
------------------------------------------
 5 - 6                         1.00%
------------------------------------------
 6 AND THEREAFTER              0.00%
------------------------------------------

* The percentage charge will apply to the lesser of the original cost of the shares being redeemed or the proceeds of your redemption. Shares acquired through reinvestment of dividends are not subject to a deferred sales charge.

The deferred sales charge relating to Class B shares may be reduced or waived in certain circumstances, such as:

      - Certain post-retirement withdrawals from an IRA or other retirement plan if you are over 59 1/2 years old

      - Redemption by certain eligible 401(a) and 401(k) plans and certain retirement plan rollovers

      - Withdrawals resulting from shareholder death or disability as long as the waiver request is made within one year after death or disability or, if later, reasonably promptly following completion of probate, or in connection with involuntary termination of an account in which Fund shares are held
      - Withdrawal through a Systematic Withdrawal Plan

Your Class B shares convert automatically into Class A shares approximately seven years after purchase. Any Class B shares received through reinvestment of dividends paid on converting shares will also convert at that time. Class A shares are subject to lower annual expenses than Class B shares. The conversion of Class B shares to Class A shares is not a taxable event for Federal income tax purposes.

CLASS C SHARES

If you redeem Class C shares within one year after purchase, you may be charged a deferred sales charge of 1.00%. The charge will apply to the lesser of the original cost of the shares being redeemed or the proceeds of your redemption. You will not be charged a deferred sales charge when you redeem shares that you acquire through reinvestment of Fund dividends. The deferred sales charge relating to Class C shares may be reduced or waived in connection with involuntary termination of an account in which Fund shares are held and withdrawals through the Systematic Withdrawal Plan.

Class C shares do not offer a conversion privilege.

                            HOTCHKIS AND WILEY FUNDS                          19

Account Choices

HOW TO BUY, SELL, TRANSFER AND EXCHANGE SHARES
--------------------------------------------------------------------------------

The chart on the following pages summarizes how to buy, sell, transfer and exchange shares through your financial consultant, selected securities dealer, broker, investment adviser, service provider or other financial intermediary. You may also buy shares through the Transfer Agent. To learn more about buying shares through the Transfer Agent, call 1-877-874-0800. Because the selection of a mutual fund involves many considerations, your financial consultant, selected securities dealer or other financial intermediary may help you with this decision. The Funds do not issue share certificates.

Because of the high cost of maintaining smaller shareholder accounts, the Funds may redeem the shares in your account (without charging any deferred sales charge) if the net asset value of your account falls below $500 due to redemptions you have made. You will be notified that the value of your account is less than $500 before a Fund makes an involuntary redemption. You will then have 60 days to make an additional investment to bring the value of your account to at least $500 before a Fund takes any action. This involuntary redemption does not apply to retirement plans or Uniform Gifts or Transfers to Minors Act accounts.

Short-term or excessive trading into or out of a Fund may harm performance by disrupting portfolio management strategies and by increasing expenses. Accordingly, a Fund may reject any purchase orders, including exchanges, particularly from market timers or investors who, in Fund management's opinion, have a pattern of short-term or excessive trading or whose trading has been disruptive to a Fund.

SMALL CAP VALUE FUND -- REDEMPTION FEE

The Small Cap Value Fund will deduct a redemption fee of 2% from the redemption amount if an investor sells Class A shares after holding them less than 180 days. This fee is paid to the Fund rather than to the Advisor, and is designed to offset the brokerage commissions, market impact and other costs associated with fluctuations in Fund asset levels and cash-flow caused by short-term shareholder trading. The shares held longest will be redeemed first for purposes of determining whether the redemption fee applies. The redemption fee does not apply to shares acquired through reinvestment of distributions, shares held in retirement plans or shares redeemed through systematic withdrawal plans. The redemption fee will not apply to omnibus account arrangements through financial intermediaries. However, these intermediaries may impose the redemption fee on their customers for the credit of the Fund. In addition, the Fund reserves the right nonetheless to deduct the fee on redemptions from such accounts where a pattern of excessive trading is determined to be harmful to the Fund.

 20                         HOTCHKIS AND WILEY FUNDS

Account Choices

  IF YOU WANT TO                YOUR CHOICES                           INFORMATION IMPORTANT FOR YOU TO KNOW
------------------------------------------------------------------------------------------------------------------------
BUY SHARES             First, select the share class        Refer to the pricing of shares table on page 19. Be sure to
                       appropriate for you                  read this prospectus carefully.
                       -------------------------------------------------------------------------------------------------
                       Next, determine the amount of        The minimum initial investment for each Fund is $1,000 for
                       your investment                      all accounts except Class I which is $1 million.
                                                            (The minimums for initial investments may be reduced or
                                                            waived under certain circumstances.)
                       -------------------------------------------------------------------------------------------------
                       Have your financial consultant,      The price of your shares is based on the next calculation of
                       selected securities dealer or        net asset value after receipt of your order. Purchase orders
                       other financial intermediary         received prior to the close of regular trading on the New
                       submit your purchase order           York Stock Exchange (generally, 4:00 p.m. Eastern time) are priced at the net asset value determined that day. Certain financial intermediaries, however, may require submission of orders prior to that time.
                                                            Purchase orders received after that time are priced at the net asset value determined on the next business day. The
                                                            Fund may reject any order to buy shares and may suspend the sale of shares at any time. Certain financial intermediaries may charge a fee to process a purchase.
                       -------------------------------------------------------------------------------------------------
                       Or contact the Transfer Agent        To purchase shares directly, call the Transfer Agent at
                                                            1-877-874-0800 and request a purchase application. Mail the completed purchase application to the Transfer Agent at the address on the inside back cover of this prospectus.
------------------------------------------------------------------------------------------------------------------------
ADD TO YOUR            Purchase additional shares           The minimum investment for additional purchases is generally
INVESTMENT                                                  $100.
                                                            (The minimums for additional purchases may be waived under certain circumstances.)
                       -------------------------------------------------------------------------------------------------
                       Acquire additional shares            All dividends are automatically reinvested without a sales
                       through the automatic dividend       charge.
                       reinvestment plan
                       -------------------------------------------------------------------------------------------------
                       Participate in the automatic         You may invest a specific amount on a periodic basis through
                       investment plan                      your selected securities dealer or other financial
                                                            intermediary.
                                                            The current minimum for such automatic reinvestments is
                                                            $100.
                                                            The minimum may be waived or revised under certain
                                                            circumstances.
------------------------------------------------------------------------------------------------------------------------
TRANSFER SHARES TO     Transfer to a participating          You may transfer your Fund shares to another selected
ANOTHER SECURITIES     securities dealer or other           securities dealer or other financial intermediary if
DEALER OR OTHER        financial intermediary               authorized dealer agreements are in place between the
FINANCIAL                                                   Distributor and the transferring intermediary and the
INTERMEDIARY                                                Distributor and the receiving intermediary. Certain
                                                            shareholder services may not be available for all
                                                            transferred shares. You may only purchase additional shares of funds previously owned before the transfer. All future
                                                            trading of these assets must be coordinated by the receiving intermediary.
                       -------------------------------------------------------------------------------------------------
                       Transfer to a non-participating      You must either:
                       securities dealer or other           - Transfer your shares to an account with the Transfer
                       financial intermediary               Agent; or
                                                            - Sell your shares, paying any applicable deferred sales
                                                            charge.
------------------------------------------------------------------------------------------------------------------------

                            HOTCHKIS AND WILEY FUNDS                          21

Account Choices

  IF YOU WANT TO                YOUR CHOICES                           INFORMATION IMPORTANT FOR YOU TO KNOW
------------------------------------------------------------------------------------------------------------------------
SELL YOUR SHARES       Have your financial consultant,      The price of your shares is based on the next calculation of
                       selected securities dealer or        net asset value after receipt of your order. For your
                       other financial intermediary         redemption request to be priced at the net asset value on
                       submit your sales order              the day of your request, you must submit your request to
                                                            your selected securities dealer or other financial
                                                            intermediary prior to that day's close of regular trading on the New York Stock Exchange (generally 4:00 p.m. Eastern
                                                            time). Certain financial intermediaries, however, may
                                                            require submission of orders prior to that time. Redemption requests received after that time are priced at the net
                                                            asset value at the close of regular trading on the next
                                                            business day.
                                                            Certain financial intermediaries may charge a fee to process a sale of shares. No processing fee is charged if you redeem the shares directly through the Transfer Agent. A redemption fee will apply for Class A shares of the Small Cap Value
                                                            Fund held less than 180 days.
                                                            The Fund may reject an order to sell shares under certain
                                                            circumstances permitted by the Securities and Exchange
                                                            Commission, including during unusual market conditions or
                                                            emergencies when the Fund can't determine the value of its assets or sell its holdings.
                       -------------------------------------------------------------------------------------------------
                       Sell through the Transfer Agent      You may sell shares held at the Transfer Agent by writing to the Transfer Agent at the address on the inside back cover of this prospectus. All shareholders on the account must
                                                            sign the letter. A signature guarantee will generally be
                                                            required but may be waived on redemptions of less than
                                                            $50,000 as long as the following requirements are met: (i)
                                                            all requests require the signature(s) of all persons in
                                                            whose name(s) shares are recorded on the Transfer Agent's
                                                            register, (ii) all checks must be mailed to the address of record on the Transfer Agent's register and (iii) the
                                                            address must not have changed within 30 days. You can obtain a signature guarantee from a bank, securities dealer,
                                                            securities broker, credit union, savings association,
                                                            national securities exchange or registered securities
                                                            association. A notary public seal will not be acceptable.
                                                            The Transfer Agent will normally mail redemption proceeds
                                                            within seven days following receipt of a properly completed request. If you make a redemption request before a Fund has collected payment for the purchase of shares, the Fund or
                                                            the Transfer Agent may delay mailing your proceeds. This
                                                            delay will usually not exceed ten days from the date of
                                                            purchase.
                                                            You may also sell shares held at the Transfer Agent by
                                                            telephone request if certain conditions are met. Contact the
                                                            Transfer agent at 1-877-874-0800 for details.
                                                            You may also sell shares held at the Transfer Agent by
                                                            telephone request if the amount being sold is less than
                                                            $50,000 and if certain other conditions are met. Contact the
                                                            Transfer Agent at 1-877-874-0800 for details.
------------------------------------------------------------------------------------------------------------------------

 22                         HOTCHKIS AND WILEY FUNDS

Account Choices

  IF YOU WANT TO                YOUR CHOICES                           INFORMATION IMPORTANT FOR YOU TO KNOW
------------------------------------------------------------------------------------------------------------------------
SELL SHARES            Participate in a Fund's              You can choose to receive systematic payments from your Fund
SYSTEMATICALLY         Systematic Withdrawal Plan           account either by check or through direct deposit to your
                                                            bank account of at least $100 per payment. You can generally arrange through your selected securities dealer or other
                                                            financial intermediary for systematic sales of shares of a fixed dollar amount on a monthly, bi-monthly, quarterly,
                                                            semi-annual or annual basis, subject to certain conditions.
                                                            Under either method, you must have dividends automatically reinvested.
                                                            The deferred sales charge is waived for systematic
                                                            redemptions. Ask your financial intermediary for details.
------------------------------------------------------------------------------------------------------------------------
EXCHANGE YOUR          Select the Fund into which you       You can exchange your shares of a Fund for shares of another
SHARES                 want to exchange.                    Fund subject to the policies and procedures adopted by the participating securities dealer or other financial
                                                            intermediary. You must have held the shares used in the
                                                            exchange for at least 15 calendar days before you can
                                                            exchange to another Fund.
                                                            Each class of Fund shares is generally exchangeable for
                                                            shares of the same class of another Fund.
                                                            The time you hold Class B or Class C shares in both funds
                                                            will count when determining your holding period for
                                                            calculating a deferred sales charge at redemption. Your time in both funds will also count when determining the holding period for a conversion from Class B to Class A shares.
                                                            To exercise the exchange privilege, contact your financial consultant, selected securities dealer or other financial
                                                            intermediary or call the Transfer Agent at 1-877-874-0800.
                                                            Although there is currently no limit on the number of
                                                            exchanges that you can make, the exchange privilege may be modified or terminated at any time in the future on 60 days'
                                                            notice to shareholders.
------------------------------------------------------------------------------------------------------------------------

Each year the Funds will send investors an annual report (along with an updated prospectus) and a semi-annual report, which contain important financial information about the Funds. To reduce expenses, we will send one annual shareholder report, one semi-annual shareholder report and one annual prospectus per household, unless you instruct us or your financial intermediary otherwise.

                            HOTCHKIS AND WILEY FUNDS                          23

Account Choices

HOW SHARES ARE PRICED
--------------------------------------------------------------------------------

When you buy shares, you pay the net asset value, plus any applicable sales charge. This is the offering price. A Fund's net asset value is the market value in U.S. dollars of the Fund's total assets after deducting liabilities, divided by the number of shares outstanding. Shares are also redeemed at their net asset value, minus any applicable deferred sales charge or redemption fee. Each Fund calculates its net asset value (generally by using market quotations) each day the New York Stock Exchange is open as of the close of regular trading on the Exchange based on prices at the time of closing. Regular trading on the Exchange generally closes at 4:00 p.m. Eastern time. The net asset value used in determining your price is the next one calculated after your purchase or redemption order is placed. If market quotations are not available, a Fund may use fair value.

A Fund may accept orders from certain authorized financial intermediaries or their designees. Each Fund will be deemed to receive an order when received in proper form by the intermediary or designee and the order will receive the net asset value next computed by the Fund after such receipt. If the payment for a purchase order is not made by a designated later time, the order will be canceled and the financial intermediary could be held liable for any losses.

Generally, Class I shares will have the highest net asset value because that class has the lowest expenses, and Class A shares will have a higher net asset value than Class B or Class C shares. Also dividends paid on Class I and Class A shares will generally be higher than dividends paid on Class B and Class C shares because Class I and Class A shares have lower expenses.

 24                         HOTCHKIS AND WILEY FUNDS

Account Choices

DIVIDENDS AND TAXES
--------------------------------------------------------------------------------

The Funds will distribute any net realized long-term or short-term capital gains at least annually. The Mid-Cap Value Fund and the Small Cap Value Fund will distribute any net investment income at least annually. The Large Cap Value Fund will distribute any net investment income quarterly. The Funds may also pay a special distribution at the end of the calendar year to comply with Federal tax requirements. Dividends and distributions may be reinvested automatically in shares of a Fund at net asset value without a sales charge or may be taken in cash. If your account is with a selected securities dealer or other financial intermediary that has an agreement with a Fund, contact your dealer or intermediary about which option you would like. If your account is with the Transfer Agent and you would like to receive dividends in cash, contact the Transfer Agent. The Funds anticipate that the majority of their respective dividends, if any, will consist of ordinary income. Capital gains, if any, may be taxable to you at different rates, depending, in part, on how long a Fund has held the assets sold.

You may be subject to Federal income tax on dividends from a Fund whether you receive them in cash or additional shares. If you redeem Fund shares or exchange them for shares of another fund, you generally will be treated as having sold your shares and any gain on the transaction may be subject to Federal income tax. Capital gains are generally taxed at different rates than ordinary income dividends. In addition, dividends from a Fund may be subject to state and local income taxes.

Dividends and interest received by a Fund may give rise to withholding and other taxes imposed by foreign countries. Tax treaties between certain countries and the U.S. may reduce or eliminate such taxes.

If you are neither a lawful permanent resident nor a citizen of the U.S. or if you are a foreign entity, a Fund's ordinary income dividends (which include distributions of net short-term capital gains) will generally be subject to a 30% U.S. withholding tax, unless a lower treaty rate applies.

By law, each Fund must withhold 30.5% of your dividends and redemption proceeds (30% beginning January 1, 2002) if you have not provided a taxpayer identification number or social security number or if the number you have provided is incorrect.

This section summarizes some of the consequences under current Federal income tax law of an investment in a Fund. It is not a substitute for personal tax advice. Consult your personal tax advisor about the potential tax consequences of an investment in a Fund under all applicable tax laws.

                            HOTCHKIS AND WILEY FUNDS                          25

The Management Team
MANAGEMENT OF THE FUNDS
--------------------------------------------------------------------------------

THE ADVISOR

Hotchkis and Wiley Capital Management, LLC, 725 South Figueroa Street, 39th Floor, Los Angeles, California 90017-5439, has been the Funds' investment advisor since their inception. The Advisor is a limited liability company, the primary members of which are HWCap Holdings, a limited liability company whose members are former employees of the investment advisor of the Mercury HW Funds, and Stephens-H&W, a limited liability company whose primary member is Stephens Group, Inc., which is a diversified holding company. The Advisor supervises and arranges the purchase and sale of securities held in the Funds' portfolios and administers the Funds. The Advisor also manages other investment companies and separate investment advisory accounts.

The table below shows the annual fees to be paid to the Advisor as a percentage of average net assets.

                            FUND                               %
                            ----                              ----
Large Cap Value.............................................  0.75
Mid-Cap Value...............................................  0.75
Small Cap Value.............................................  0.75

The Advisor has agreed to make reimbursements so that the regular annual operating expenses of each Fund will be limited as shown in the tables on pages 6 through 8. The Advisor has agreed to these expense limits through June 2002, and will thereafter give shareholders at least 30 days' notice if this reimbursement policy will change.

The Advisor is allowed to allocate brokerage based on sales of shares of the Funds.

The Funds are three of the four series of Hotchkis and Wiley Funds.

PORTFOLIO MANAGERS

The portfolio managers who have responsibility for the day-to-day management of the Funds' portfolios are listed below.

LARGE CAP VALUE FUND

The portfolio managers of the Large Cap Value Fund are Gail Bardin and Sheldon Lieberman. Ms. Bardin is a principal of the Advisor. She was a managing director of Mercury Advisors (the investment advisor of the Mercury HW Funds) and began co-managing the Mercury HW Large Cap Value Fund in April 1994. She has been a portfolio manager since 1988. Mr. Lieberman is a principal of the Advisor. He joined Mercury Advisors as a portfolio manager in 1994 and began co-managing the Mercury HW Large Cap Value Fund in August 1997. Before joining Mercury Advisors, Mr. Lieberman was the Chief Investment Officer for the Los Angeles County Employees Retirement Association.

MID-CAP VALUE FUND

The portfolio managers of the Mid-Cap Value Fund are Stan Majcher and Jim Miles. Mr. Majcher is a principal of the Advisor. Mr. Majcher was a portfolio manager of the Mercury HW Mid-Cap Value Fund beginning in January 1999. Mr. Majcher joined Mercury Advisors in August 1996 as a domestic equity analyst. From 1994 to 1996, he was an investment banking analyst at Merrill Lynch & Co. Inc. Mr. Miles is a principal of the Advisor. He joined Mercury Advisors

 26                         HOTCHKIS AND WILEY FUNDS

The Management Team

as a portfolio manager in 1995, and served as a portfolio manager of the Mercury HW Mid-Cap Value Fund since it began in January 1997. Before joining Mercury Advisors, Mr. Miles was with BT Securities Corporation (an affiliate of Bankers Trust New York Corporation) as vice president in the BT Securities Finance Group from 1988 to 1995.

SMALL CAP VALUE FUND

The portfolio managers of the Small Cap Value Fund are Jim Miles and David Green. Mr. Miles began co-managing the Mercury HW Small Cap Value Fund in May 1995 when he joined Mercury Advisors. Mr. Miles' background is described under "Mid-Cap Value Fund" above. Mr. Green, a principal of the Advisor, joined Mercury Advisors in 1997 as a portfolio manager. Before that, Mr. Green was associated with Goldman Sachs Asset Management, where he worked as an investment analyst from November 1995. Before that, he was an investment manager and analyst with Prudential Investment Advisors.

                            HOTCHKIS AND WILEY FUNDS                          27


FUNDS
Hotchkis and Wiley Large Cap Value Fund
Hotchkis and Wiley Mid-Cap Value Fund
Hotchkis and Wiley Small Cap Value Fund
725 South Figueroa Street, 39th Floor
Los Angeles, California 90017-5439
1-877-874-0800

ADVISOR
Hotchkis and Wiley Capital Management, LLC
725 South Figueroa Street
39th Floor
Los Angeles, California 90017-5439

TRANSFER AGENT
Firstar Mutual Fund Services, LLC
615 East Michigan Street
Milwaukee, Wisconsin 53202-5209
1-877-874-0800

INDEPENDENT AUDITORS
PricewaterhouseCoopers LLP
350 South Grand Avenue
Los Angeles, California 90071

DISTRIBUTOR
Stephens Inc.
111 Center Street
Suite 300
Little Rock, Arkansas 72201

CUSTODIAN
Brown Brothers Harriman & Co.
40 Water Street
Boston, Massachusetts 02109-3661

COUNSEL
Gardner, Carton & Douglas
321 North Clark Street
Chicago, Illinois 60610-4795

                            HOTCHKIS AND WILEY FUNDS

                           725 SOUTH FIGUEROA STREET
                                   39TH FLOOR
                         LOS ANGELES, CALIFORNIA 90017
                                 1-877-874-0800
                                ---------------

                          INFORMATION ABOUT THE FUNDS

Please read this Prospectus before you invest in the Funds. Keep the Prospectus for future reference. You can get additional information about the Funds in:

- Statement of Additional Information (SAI) (incorporated by reference into -- legally a part of -- this Prospectus)

- Annual Report (contains a discussion of market conditions and investment strategies that affected Fund performance)

- Semi-annual Report

To get this information and other information regarding the Funds free of charge or for shareholder questions, contact the Funds' Transfer Agent:

                       Firstar Mutual Fund Services, Inc.
                            615 East Michigan Street
                        Milwaukee, Wisconsin 53202-5209
                                 1-877-874-0800

- call 1-202-942-8090 for information on the Commission's Public Reference Room, where documents can be reviewed and copied

- the information is available at the SEC's Internet site at http://www.sec.gov

- copies of the information retrievable from the SEC's Internet site are available upon payment of a duplicating fee by electronic request at the following e-mail address: publicinfo@sec.gov, or by writing to the SEC's Public Reference Section at Washington, DC 20549-0102

   You should rely only on the information contained in this Prospectus when deciding whether to invest. No one is authorized to provide you with information that is different.

                   Investment Company Act File No. 811-10487
                                   PROSPECTUS

                                OCTOBER   , 2001

                        [HOTCHKIS AND WILEY FUNDS LOGO]

                            HOTCHKIS AND WILEY FUNDS

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                    HOTCHKIS AND WILEY LARGE CAP VALUE FUND
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                     HOTCHKIS AND WILEY MID-CAP VALUE FUND
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                    HOTCHKIS AND WILEY SMALL CAP VALUE FUND
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